        Exhibit 10.2
GUARANTY
This GUARANTY (this “Guaranty”) is executed as of March 28, 2025 by Hudson Pacific Properties, L.P., a Maryland limited partnership (together with any permitted successors and assigns, “Guarantor”) for the benefit of Goldman Sachs Bank USA, a New York state-chartered bank, Wells Fargo Bank, N.A, a national banking association, and Morgan Stanley Bank, N.A., a national banking association (collectively, together with their respective successors and assigns under the Loan Agreement (as defined below), the “Lender”).
RECITALS
Lender has agreed to make a loan (the “Loan”) to those Borrowers (as defined in the Loan Agreement) (“Borrower”), in the original principal amount of $475,000,000 (the “Loan Amount”), pursuant to that certain Loan Agreement, dated as of the date hereof, by and between Borrower and Lender (the “Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement).
To evidence the Loan, Borrower has executed and delivered to Lender promissory notes, dated the date hereof, in the aggregate original principal amount of the Loan Amount (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), and Borrower has or will become indebted, and may from time to time become further indebted, to Lender with respect to the Loan.
Lender requires as a condition to making the Loan that Guarantor agrees to unconditionally guaranty for the benefit of Lender and its successors and assigns, the full and timely payment and performance of the Guaranteed Obligations (as hereinafter defined).
Guarantor directly and/or indirectly owns an interest in Borrower and will derive substantial economic benefit from the making of the Loan by Lender to Borrower.
Guarantor has agreed to execute and deliver this Guaranty in order to induce Lender to make the Loan.
To induce Lender to make the Loan to Borrower and in consideration of the substantial benefit Guarantor will derive from the making of the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

NATURE AND SCOPE OF GUARANTY
1.1    Guaranty of Obligations. Subject to the terms and conditions of this Guaranty, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender the

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Exhibit 10.2
full and timely payment and performance of all of the Guaranteed Obligations as and when the same shall become due and payable. Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor.
1.2    Definitions of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 8.19(b) of the Loan Agreement.
1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and not a guaranty of collection. No exculpatory language contained in any of the other Loan Documents shall in any event or under any circumstances modify, qualify or affect the recourse obligations and liabilities of Guarantor hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor. It is the intent of Guarantor and Lender that, subject to the terms and conditions of this Guaranty, the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that so long as any portion of the Indebtedness or the Guaranteed Obligations shall be outstanding, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence (including the fact that at any time or from time to time the Indebtedness or the Guaranteed Obligations may be increased or reduced) that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof who acquires its interest in compliance with the Loan Agreement and shall not be discharged by the assignment or negotiation of all or any part of the Note.
1.4    Reserved.
1.5    Guaranteed Obligations Not Reduced by Set-Off. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any kind or nature that Borrower, Guarantor or any other Person has or may hereafter have against Lender or against payment of the Indebtedness or the Guaranteed Obligations (except for the defense that the Guaranteed Obligations have been satisfied, performed and/or paid in full or that the underlying act, omission, event or circumstance giving rise to liability did not occur, as applicable (collectively, “Permitted Defenses”)), whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.
1.6    No Duty to Pursue Others; No Duty to Mitigate. It shall not be necessary for Lender (and Guarantor hereby waives, to the extent permitted by applicable law, any rights that Guarantor may have to require Lender) to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including to (i) institute suit or otherwise enforce Lender’s rights, or exhaust its remedies, against Borrower or any other Person liable on all or any part of the Indebtedness or the Guaranteed Obligations, or against any other Person, (ii) enforce

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Exhibit 10.2
Lender’s rights, or exhaust any remedies available to Lender, against any collateral that shall ever have been given to secure all or any part of the Indebtedness or the Guaranteed Obligations, (iii) join Borrower or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of all or any part of the Indebtedness or the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.7    Payment by Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due (subject to any and all applicable grace, notice and cure periods therefor), whether at demand, maturity, acceleration or otherwise, Guarantor shall, within twelve (12) Business Days following receipt of written demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever (other than the written demand described in this Section 1.7 and any other notices expressly provided for hereunder or under any other Loan Documents or required to be delivered under any applicable law), pay in lawful money of the United States of America, the amount of the Guaranteed Obligations then due and payable to Lender. Amounts not paid within such 12 Business Day period shall accrue interest at the Default Rate from the date they became due, unless such amounts already include interest at the Default Rate pursuant to the terms of the other Loan Documents. Such demands may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations in accordance with the terms of the Loan Documents and may be made from time to time with respect to the same or different Guaranteed Obligations.
1.8    Application of Payments. If, at any time, there is any Indebtedness or any obligation of Borrower to Lender that is not guaranteed by Guarantor, Lender, without in any manner impairing its rights hereunder, may, at its option, apply all amounts realized by Lender from any collateral or security held by Lender first to the payment of such unguaranteed Indebtedness or obligations, with the remaining amounts, if any, to then be applied to the payment of the Indebtedness or obligations guaranteed by Guarantor.
1.9    Waivers.
(a)    Guarantor hereby assents to all of the terms and agreements heretofore or hereafter made by Borrower with Lender (including the provisions of the Loan Documents) and hereby waives, to the extent permitted by applicable law, diligence, presentment, protest, demand on Borrower for payment or otherwise, filing of claims, requirement of a prior proceeding against Borrower and all notices (other than notices expressly provided for hereunder or under any other Loan Document or required to be delivered under applicable law), including notice of:
(i)    the acceptance of this Guaranty;

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Exhibit 10.2
(ii)    the present existence or future incurring of all or any part of the Indebtedness, or any future change to the time, manner or place of payment of, or in any other term of all or any part of the Indebtedness or the Guaranteed Obligations;
(iii)     any amendment, modification, replacement or extension of any of the Loan Documents (other than amendments of this Guaranty and/or any amendments to Section 8.19(b) of the Loan Agreement, which shall require the approval of Guarantor);
(iv)     the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other documents arising under the Loan Documents or in connection with the Property;
(v)    Lender’s transfer, participation, componentization or other disposition of all or any part of the Loan or this Guaranty, or an interest therein, in each case in accordance with the Loan Documents;
(vi)     the sale or foreclosure (or posting or advertising for sale or foreclosure), or assignment-in-lieu of foreclosure, of any collateral for the Guaranteed Obligations;
(vii)    any protest, proof of non-payment or default by Borrower, or the occurrence of a breach or an Event of Default, or the intent to accelerate or of acceleration in relation to any instrument relating to the Indebtedness or the Guaranteed Obligations;
(viii) the obtaining or release of any guaranty or surety agreement, pledge, assignment or other security for the Indebtedness or the Guaranteed Obligations, or any part thereof; or
(ix)     any other action at any time taken or omitted to be taken by Lender generally and any and all demands and notices of every kind in connection with this Guaranty, the other Loan Documents and any other documents or agreements evidencing, securing or relating to the Indebtedness or the Guaranteed Obligations, or any part thereof.
(b)    Guarantor hereby waives, to the extent permitted by applicable law, any and all rights it may now or hereafter have to, and covenants and agrees that it shall not at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Guarantor hereby further waives, to the extent permitted by applicable law, any and all rights it may now or hereafter have to, and covenants and agrees that it shall not, set up or claim any defense, counterclaim (other than any compulsory counterclaim), cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Lender hereunder, except for the Permitted Defenses.

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Exhibit 10.2
(c)    Guarantor specifically acknowledges and agrees that the waivers made by it in this Section 1.9 and in the other provisions of this Guaranty are of the essence of the Loan transaction and that, but for this Guaranty and such waivers, Lender would not make the Loan to Borrower.
1.10    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained herein, until the repayment in full of the Indebtedness (or with respect to any individual Borrower, until such Borrower’s respective Property has been released from the lien of the Loan Documents in accordance with the Loan Agreement), to the extent not prohibited by applicable law, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable to Lender for payment of all or any portion of the Guaranteed Obligations for any payment made by Guarantor in respect of the Guaranteed Obligations or any other obligations of Borrower; provided, that nothing in this Section 1.10 shall be deemed to limit Guarantor’s rights to receive indirect distributions from Borrower to the extent permitted under the Loan Agreement.
1.11    Reinstatement; Effect of Bankruptcy. Guarantor agrees that if at any time all or any part of any payment at any time received by Lender from, or on behalf of, Borrower or Guarantor under or with respect to this Guaranty is held to constitute a Preferential Payment (as defined in Section 4.4), or if Lender is required to rescind, restore or return all or part of any such payment or pay the amount thereof to another Person for any reason (including the insolvency, bankruptcy reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder), then the Guaranteed Obligations hereunder shall, to the extent of the payment actually rescinded, restored or returned or paid, be deemed to have continued in existence notwithstanding such previous receipt by Lender, and the Guaranteed Obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment as though such previous payment to Lender had never been made.
ARTICLE II

EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS
2.1    Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, although without notice to or the further consent of Guarantor, and waives, to the extent not prohibited by applicable law, any common law, equitable, statutory or other rights (including rights to notice other than those expressly contained herein or in the other Loan Documents or required by applicable law) or defenses that Guarantor might otherwise have as a result of or in connection with any of the following:

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Exhibit 10.2
(a)    Modifications. Any change in the time, manner or place of payment of all or any part of the Indebtedness or the Guaranteed Obligations, or in any other term thereof, or any renewal, extension, increase, alteration, rearrangement, amendment or other modification to any provision of any of the Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other Person pertaining to the Indebtedness or the Guaranteed Obligations other than, in each case, amendments of this Guaranty or of Section 8.19(b) of the Loan Agreement, which shall require the approval of Guarantor.
(b)    Adjustment. Any adjustment, indulgence, forbearance, waiver, consent or compromise that Lender might extend, grant or give to Borrower, Guarantor or any other Person with respect to any provision of this Guaranty or any of the other Loan Documents.
(c)    Condition of Borrower or Guarantor. Borrower’s or Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, consolidation, merger arrangement, composition, readjustment or the commencement of any other similar proceedings affecting Borrower or Guarantor or any of the assets of either of them, including (A) the release or discharge of Borrower from the payment and performance of its obligations under any of the Loan Documents by operation of law or (B) the impairment, limitation or modification of the liability of Borrower, its partners or Guarantor, or of any remedy for the enforcement of Lender’s rights, under this Guaranty or any of the other Loan Documents, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision in any court.
(d)    Invalidity of Guaranteed Obligations. The invalidity, illegality, irregularity or unenforceability of all or any part of this Guaranty or of any of the Loan Documents, or of any other document or agreement executed in connection with the Indebtedness or the Guaranteed Obligations for any reason whatsoever, including the fact that (i) the Indebtedness or the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Indebtedness or the Guaranteed Obligations, or any part thereof, is ultra vires, (iii) the officers or representatives executing the Loan Documents, or any part thereof, acted in excess of their authority, (iv) the Indebtedness or the Guaranteed Obligations, or any other document or agreement executed in connection with the creating of the Indebtedness or the Guaranteed Obligations, or any part thereof, violates applicable usury laws, (v) Borrower or Guarantor has valid defenses, claims or offsets (whether at law, in equity or by agreement) that render the Indebtedness or the Guaranteed Obligations, respectively, wholly or partially uncollectible other than any Permitted Defenses, (vi) the creation, performance or repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof (or the execution, delivery and performance of any document or instrument representing the Indebtedness or the Guaranteed Obligations, or any part thereof, or executed in connection with the Indebtedness or the Guaranteed Obligations, or given to secure the repayment of the Indebtedness or the Guaranteed Obligations, or any part thereof), is illegal, uncollectible, legally impossible or unenforceable or (vii) any of the Loan Documents or any other document or

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Exhibit 10.2
agreement executed in connection with the Indebtedness or the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or not genuine or authentic.
(e)    Release of Obligors. Any compromise or full or partial release of the liability of Borrower or any other Person (other than Guarantor) now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the obligations under this Guaranty or any of the other Loan Documents except for the full payment and satisfaction of the Indebtedness and the Guaranteed Obligations.
(f)    Release of Collateral; Other Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by Lender (including negligent, willful, unreasonable or unjustifiable impairment) of, or failure to perfect or obtain protection of, any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Indebtedness or the Guaranteed Obligations; or the taking or accepting of any other security, collateral or guaranty or other assurance of payment for all or any part of the Indebtedness or the Guaranteed Obligations.
(g)    Offset. Any existing or future right of set-off, offset, claim, counterclaim (other than any compulsory counterclaims) or defense of any kind or nature (other than Permitted Defenses) against Lender or any other Person, which may be available to or asserted by Guarantor or Borrower.
(h)    Change in Law. Any change in the laws, rules or regulations of any jurisdiction or any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Borrower under any of the Loan Documents or Guarantor under this Guaranty.
(i)    Event of Default. The occurrence of any Event of Default under any of the Loan Documents, whether or not Lender has exercised any of its rights and remedies under the Loan Documents upon the happening of any such Event of Default.
(j)    Actions Omitted. The absence of any action to enforce any of Lender’s rights under the Loan Documents or available to Lender at law, equity or otherwise, to recover any judgment against Borrower or to enforce a judgment against Borrower under any of the Loan Documents.
(k)    Other Dealings. The occurrence of any other dealing, transaction, matter or thing between Guarantor and Lender.
(l)    Application of Sums. The application of any sums by whomsoever paid or however realized to any amounts owing by Guarantor or Borrower to Lender in such manner as Lender shall determine in its sole discretion, subject to, and otherwise in accordance with, the terms of the Loan Agreement and the other Loan Documents.

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Exhibit 10.2
(m)    Ownership Interest. Any change in or termination of the ownership interest in Guarantor or of Guarantor’s ownership interests in Borrower (in each case whether direct or indirect).
(n)    Other Circumstances. Any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor generally (other than any Permitted Defenses), it being the unambiguous and unequivocal intention of Guarantor and Lender that the liability of Guarantor hereunder shall be direct and immediate and that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment, performance and/or satisfaction of the Guaranteed Obligations or that the underlying act, omission, event or circumstance allegedly giving rise to liability hereunder did not occur.
2.2    Indebtedness or Other Obligations of Guarantor. If Guarantor is or becomes liable for any Indebtedness owed by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity, including the making of multiple demands hereunder. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees as may heretofore have been or may hereafter be executed and delivered by Guarantor in favor of Lender, whether relating to the obligations of Borrower under the Loan Documents or otherwise, and nothing herein shall ever be deemed to replace or be in-lieu of any other such previous or subsequent guarantees.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties. To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor hereby represents and warrants to Lender that, as of the date hereof:
(a)    Due Formation, Authorization and Enforceability. Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has full power and legal right to execute and deliver this Guaranty and to perform under this Guaranty and the transactions contemplated hereunder. Guarantor has taken all necessary partnership action to authorize the execution, delivery and performance of this Guaranty and the transactions contemplated hereunder. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject only to and except

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Exhibit 10.2
as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and/or similar laws, general principles of equity or other laws of general application relating to the enforcement of creditor’s rights.
(b)    Benefit to Guarantor. Guarantor hereby acknowledges that Lender would not make the Loan but for the liability undertaken by Guarantor under this Guaranty. Guarantor is an Affiliate of Borrower and directly or indirectly benefits from the making of the Loan to Borrower.
(c)    Familiarity and Reliance. Guarantor is familiar with the financial condition of Borrower and is familiar with the value of any and all collateral granted, or intended to be granted, as security for the Indebtedness or the Guaranteed Obligations; provided, however, Guarantor is not relying on such financial condition or such collateral as an inducement to enter into this Guaranty.
(d)    No Representation by Lender. Neither Lender nor any other Person has made any representation, warranty or statement to Guarantor or to any other Person in order to induce the Guarantor to execute this Guaranty.
(e)    Solvency. Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor. Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations. As of the date hereof, Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render Guarantor insolvent.
(f)    No Conflicts. The execution and delivery of this Guaranty by Guarantor, and the performance of transactions contemplated hereunder do not and will not (i) to Guarantor’s actual knowledge, violate any Legal Requirements or any governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting Guarantor or any of its assets or property in any material respect, (ii) result in a material breach of, or constitute a material default under any of the terms, conditions or provisions of any of Guarantor’s organizational documents (if applicable) or any material agreement or instrument to which Guarantor is a party, or by which Guarantor or its assets or property are bound or (iii) result in the creation or imposition of any Lien on any of Guarantor’s assets or property, in each case that would materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty.
(g)    Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to Guarantor’s actual knowledge, threatened (in writing) against Guarantor in any court or by or before any other Governmental Authority, except as (i) disclosed in writing to Lender, (ii) fully covered by insurance, or (iii) if determined adversely to Guarantor would not be reasonably likely to materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty. There are no outstanding or unpaid judgments against Guarantor that would materially and adversely affect Guarantor’s ability to perform its obligations under this Guaranty.
(h)    Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by

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Exhibit 10.2
Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereunder, other than those that have been obtained by Guarantor.
(i)    Compliance. To Guarantor’s actual knowledge, Guarantor is not in material default or violation of any regulation, order, writ, injunction, decree or demand from any Governmental Authority, the violation or default of which is reasonably likely to have consequences that would materially and adversely affect Guarantor’s ability to perform its obligations hereunder.
(j)    Financial Information. All financial statements that have been delivered by Guarantor to Lender with regard to Guarantor in connection with the origination of the Loan (i) are complete and accurate in all material respects as of the date of such financial statements, (ii) fairly present the financial condition of Guarantor in all material respects as of the date of such financial statements and (iii) have been prepared in accordance with Approved Accounting Principles throughout the periods covered, except as may be explicitly disclosed therein.
(k)    No Defenses. As of the date hereof, this Guaranty and the obligations of Guarantor hereunder are not subject to, and Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part.
(l)    Tax Filings. Guarantor has filed (or has obtained effective extensions for filing) all material federal, state and local tax returns required to be filed and has paid, or has made adequate provision for the payment of, all material federal, state and local taxes, charges and assessments payable by Guarantor.
(m)    No Bankruptcy Filing. Guarantor is not and has never been a debtor in any voluntary or involuntary state or federal bankruptcy, insolvency or similar proceeding. Guarantor is contemplating neither the filing of a petition by it under any state or federal bankruptcy or insolvency laws nor the liquidation of all or a major portion of its assets or property and Guarantor does not have any actual knowledge of any Person currently in the process of the filing of any such petition against it. During the ten year period preceding the Closing Date, no such petition has been filed by or against any person who owns or controls, directly or indirectly, ten percent or more of the beneficial ownership interests of Guarantor.
(n)    Intentionally Omitted.
(o)    Intentionally omitted.
(p)    Intentionally omitted.
All representations and warranties made by Guarantor herein shall be made as of the date hereof but shall survive the execution hereof until such time as Indebtedness (other than indemnification and similar obligations which by their terms are intended to survive repayment of the Loan) and Guaranteed Obligations are paid in full.

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Exhibit 10.2
ARTICLE IV

SUBORDINATION OF CERTAIN DEBT
4.1    Subordination of Guarantor’s Conditional Rights. As used herein, the term “Guarantor’s Conditional Rights” shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created or the manner in which they have been or may hereafter be acquired by Guarantor but, for the avoidance of doubt, excluding any indirect distributions from Borrower to the extent permitted under the Loan Agreement.
4.2    Liens Subordinate; Standstill. Notwithstanding any other provision of this Guaranty to the contrary, until the repayment in full of the Indebtedness (or with respect to any individual Borrower, until such Borrower’s respective Property has been released from the lien of the Loan Documents in accordance with the Loan Agreement), Guarantor hereby agrees that (i) all Guarantor’s Conditional Rights and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor’s Conditional Rights shall be and remain, at all times, inferior and subordinate in all respects to the payment and performance in full of the Indebtedness and any and all liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Indebtedness, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach, (ii) Guarantor shall not be entitled to, and shall not, receive or collect, directly or indirectly, from Borrower or any other Person any amount pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights (but, for the avoidance of doubt, excluding any indirect distributions from Borrower to the extent permitted under the Loan Agreement), and (iii) Guarantor shall not, without the prior written consent of Lender, (x) exercise or enforce any creditor’s right it may have against Borrower in respect of any of the Guarantor’s Conditional Rights or (y) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.
4.3    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right and authority, either in its own name or as an attorney-in-fact for Guarantor, to prove its claim in any such proceeding and to take such other steps as may be reasonably necessary so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments that would otherwise be payable pursuant to or in satisfaction of any of the Guarantor’s Conditional Rights. Guarantor hereby assigns any and all such dividends and payments to Lender.

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Exhibit 10.2
4.4        Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution that is prohibited by this Guaranty on account of any of the Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when any part of the Indebtedness or the Guaranteed Obligations shall not have been paid or performed in full or, (ii) regardless of when such amount is paid to Guarantor, any payment made by, or on behalf of, Borrower to Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other Person, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Indebtedness or the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. To the extent that any of the provisions of this Article IV shall not be enforceable, Guarantor agrees that until such time as the Indebtedness and the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower to Lender may be determined to be a Preferential Payment, all of the Guarantor’s Conditional Rights, to the extent not validly waived, shall be subordinate to Lender’s right to full payment and performance of the Indebtedness and the Guaranteed Obligations and Guarantor shall not enforce any of the Guarantor’s Conditional Rights during such period.
ARTICLE V
NET WORTH; REPORTING
5.1    Net Worth. At all times while any portion of the Principal Indebtedness remains outstanding, Guarantor shall maintain an aggregate Net Worth of no less than $200,000,000, and failure to do so at any time shall constitute an Event of Default as set forth in the Loan Agreement.
For purposes of this Section, the following terms shall have the following meanings:
“Net Worth” means, as of any date of determination, an amount equal to the (i) aggregate fair market value of Guarantor’s total direct or indirect interests in assets located in the United States (excluding the value of Guarantor’s direct or indirect interest in Borrower, and excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, but including (X) any Uncalled Capital Commitments available to be called without condition other than the giving of notice and other administrative requirements, less (Y) any cash deposits made by Guarantor held by a seller of any property pursuant to a purchase and sale agreement with respect to such property (such cash deposits described in this clause (Y), collectively, the “Cash Deposits”)), minus (ii) Guarantor’s total liabilities (exclusive of any liability under the Loan Documents, but including then-outstanding liabilities for accrued and deferred income taxes and any reserves against assets),

12

Exhibit 10.2
determined in accordance with generally accepted accounting principles or any other Approved Accounting Principles, consistently applied.
“Uncalled Capital Commitments” means (i) the uncalled cash amount of capital commitments that are required to be contributed to Guarantor by its constituent limited partners pursuant to its organizational documents, less the aggregate amount of (A) any outstanding debt secured by such capital commitments (including, without limitation, any subscription credit line), (B) any such capital commitments that expire prior to one year after the Maturity Date, and (C) any such capital commitments from a Person that is in breach of its obligation to make capital commitments to Guarantor, is subject to a bankruptcy proceeding, or is otherwise not reasonably expected by Guarantor to comply with its funding obligations.
5.2    Reporting; Existence.
(a)    As soon as available, and in any event within 120 days after the close of each Fiscal Year, Guarantor shall furnish to Lender (1) an Officer’s Certificate certifying that Guarantor satisfies the Net Worth requirements specified herein, and (2) an annual financial statement of Guarantor, including a balance sheet, together with related statements of operations and equityholders’ capital and cash flow for such Fiscal Year, audited by a “Big Four” accounting firm or other independent public accounting firm reasonably acceptable to Lender whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP or any other Approved Accounting Principles applied on a consistent basis and shall not be qualified as to the scope of the audit, subject to changes resulting from any audit and normal year-end audit adjustments.
(b)    As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (excluding the fourth Fiscal Quarter), Guarantor shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Guarantor’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, or in either case, in such other format as may be reasonably acceptable to Lender (it being understood that the format delivered to Lender in connection with the closing of the Loan on the Closing Date shall be deemed reasonably acceptable to Lender), quarterly and year-to-date unaudited financial statements, prepared for such fiscal quarter with respect to Guarantor, including a balance sheet of Guarantor as of the end of such Fiscal Quarter, together with related statements of operations, equityholders’ capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in comparative form the corresponding figures for the same period for the preceding fiscal year, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete in all material respects and were prepared in accordance with GAAP or any other Approved Accounting Principles applied on a consistent basis, subject to changes resulting from any audit and normal year-end audit adjustments.
(c)    Guarantor shall make its representatives and officers available to Lender from time to time, upon Lender’s reasonable advance written request, to explain or discuss any financial information provided by Guarantor to Lender under Sections 5.2(a) and (b).

13

Exhibit 10.2
(d)    For so long as any portion of the Indebtedness or any Guaranteed Obligations shall be outstanding, Guarantor will preserve and maintain its legal existence. Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets unless, only with respect to a merger or consolidation or amalgamation, or a sale of all or substantially all of its assets, (i) the surviving entity assumes the obligations of Guarantor hereunder and under the Environmental Indemnity if not already a party to this Guaranty and the Environmental Indemnity, and (ii) such transaction does not result in a Prohibited Change of Control or violation of the minimum Net Worth requirements as described in Section 5.1.
(e)    Lender shall not share any information provided by Guarantor hereunder to any other Person (other than Lender’s and Lender’s Affiliates’ respective partners, members, directors, officers, employees, agents, advisors and consultants on a “need to know” basis), other than to the extent required by applicable law or as reasonably required in connection with a Securitization or other secondary market transaction conducted in accordance with the Loan Documents, and in such event, each recipient shall be advised of the confidential nature of such information or such information shall be contained in an offering document marked confidential. Notwithstanding anything contained herein, for the avoidance of doubt, in no event shall Guarantor be required to provide any financial statements or other financial reporting related to the direct or indirect limited partners and/or other similar investors of Guarantor in connection with the Loan or any secondary market transaction (including, without limitation, any Securitization, Assignment or Participation).
ARTICLE VI

MISCELLANEOUS
6.1    Lender’s Benefit; No Impairment of Loan Documents. This Guaranty is for the benefit of Lender and its permitted successors and assigns and nothing contained herein shall impair, as between Borrower and Lender, the obligations of Borrower under the Loan Documents. Lender and its permitted successors and assigns shall have the right to assign, in whole or in part, this Guaranty and the other Loan Documents to any Person and to participate all or any portion of the Loan, including any servicer or trustee in connection with a Securitization, in each case in accordance with the Loan Agreement.
6.2    Successors and Assigns; Binding Effect. This Guaranty shall be binding upon Guarantor and successors and assigns, whether by voluntary action of the parties or by operation of law. Notwithstanding anything to the contrary herein, Guarantor may in no event delegate or transfer its obligations under, or be released from, this Guaranty, except in accordance with the terms of the Loan Agreement and this Guaranty.
6.3    Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger,

14

Exhibit 10.2
reorganization, sale, transfer, devise, gift or bequest of or by Borrower or any interest in Borrower.
6.4    Costs and Expenses. If Guarantor should breach or fail to timely perform any provision of this Guaranty, Guarantor shall, within 12 Business Days following receipt of written demand from Lender, pay to Lender any and all reasonable out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees and expenses) actually incurred by Lender in connection with the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 6.4 shall survive the payment and performance of the Guaranteed Obligations.
6.5    Not a Waiver; No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the Indebtedness or the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense of any kind or nature (other than Permitted Defenses) that Guarantor has or may hereafter have against Borrower or Lender shall be available hereunder to Guarantor.
6.6    PRIOR AGREEMENTS. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO IN RESPECT OF THE GUARANTY DESCRIBED HEREIN, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS GUARANTY AS THEY RELATE TO THE GUARANTY DESCRIBED HEREIN.
6.7    No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by Lender and the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.
6.8    Separate Remedies. Each and all of Lender’s rights and remedies under this Guaranty and each of the other Loan Documents are intended to be distinct, separate and

15

Exhibit 10.2
cumulative and no such right or remedy herein or therein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Lender.
6.9    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
6.10    Rules of Construction. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Guaranty shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.
6.11    Headings. The Section headings in this Guaranty are included in this Guaranty for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.
6.12    Recitals. The recitals and introductory paragraphs of this Guaranty are incorporated herein, and made a part hereof, by this reference.
6.13    Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Guaranty.
6.14    Notices. Except as otherwise expressly provided herein, all notices, consents, approvals and requests required or permitted hereunder shall be given or sent to Lender or Guarantor at its respective notice address(es) set forth below in accordance with Section 8.4 of the Loan Agreement.
If to Lender    Goldman Sachs Bank USA
    2001 Ross Avenue, 30th Floor
    Dallas, Texas 75201
    Attention: Mortgages Legal (REFG)
    Attention: Structured Finance Legal (REFG)
    Email: gs-refglegal@gs.com

16

Exhibit 10.2
with copies to:    Goldman Sachs Bank USA
    2001 Ross Avenue, 30th Floor
    Dallas, Texas 75201
Attention: Servicing Liaison (REFG)
Email: gs-refgservicing@gs.com
and            Morgan Stanley Bank, N.A.
1585 Broadway
New York, NY 10036
Attention: Matthew Sheehan

and            Wells Fargo Corporate & Investment Banking
30 Hudson Yards, 62nd Floor
New York, NY 10001
Attention: Jeffrey L. Cirillo

and    Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Joseph Lanzkron, Esq.
Email: jlanzkron@cgsh.com
If to Guarantor:    c/o Hudson Pacific Properties, Inc.
11601 Wilshire Boulevard, 9th Floor
Los Angeles, California 90025
Attention: Real Estate Notices; Daniel Walbrun; Julian El-Abidin
E-mail: realestatenotices@hudsonppi.com; dwalbrun@hudsonppi.com; jelabidin@hudsonppi.com
with a copy to:    Gibson, Dunn & Crutcher LLP
333 S. Grand Avenue, 49th Floor
Los Angeles, CA 90071
Attention: L. Mark Osher
E-mail: Mosher@gibsondunn.com
6.15    GOVERNING LAW. (A) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, WITHOUT REGARD TO CHOICE OF LAW RULES, TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS GUARANTY IS “AN INSTRUMENT FOR THE PAYMENT OF MONEY ONLY” WITHIN THE MEANING OF NEW YORK CIVIL PRACTICE LAW AND RULES § 3213.2.

17

Exhibit 10.2
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR LENDER ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN (OR, IF PREVIOUSLY INSTITUTED, MOVED TO) ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK. EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY (i) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE RESPECTIVE ADDRESS SPECIFIED HEREIN (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
6.16    TRIAL BY JURY. GUARANTOR AND LENDER (BY ITS ACCEPTANCE OF THIS GUARANTY), TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER (BY ITS ACCEPTANCE OF THIS GUARANTY) AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND LENDER.
6.17    Brokers and Financial Advisors. Guarantor hereby represents that none of Borrower, Guarantor or any of their respective affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Loan Documents. Guarantor agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Guarantor or any of their respective affiliates in connection with the transactions contemplated in this Guaranty and/or the other Loan Documents. The provisions of this Section shall survive the expiration and termination of this Guaranty and the repayment of the Indebtedness.

18

Exhibit 10.2
6.18    Limitation on Liability. Notwithstanding anything to the contrary contained in this Guaranty or in any other Loan Document, Guarantor shall not have any liability or responsibility under this Guaranty for any Guaranteed Obligations or otherwise to the extent caused by or resulting from (x) any conditions, matters, events, circumstances, acts or omissions that first arise or occur from and after (except to the extent that any such conditions, matters, events, circumstances, acts or omissions are caused by Guarantor or a Controlled Affiliate of Guarantor): the date on which Lender (or its nominee, servicer or designee) takes actual control or possession of the Property, including, without limitation, through the appointment of a receiver, a foreclosure or deed in lieu thereof or any other taking of title to all or a portion of the Property or other exercise of remedies by Lender under the Loan Documents that result in Guarantor no longer having control of Borrower or the Property, or (y) any fraud, gross negligence or willful misconduct of Lender or any of its Affiliates or any officers, employees, representatives or agents of Lender or any of its Affiliates.
6.19    Exculpation. Lender shall look solely to the assets of Guarantor for the payment of any claim or for performance under or in connection with this Guaranty, and no Person directly or indirectly owning any legal or beneficial ownership in Guarantor, nor any officer, director, manager, shareholder, employee, agent, consultant, fiduciary or advisor of any of the foregoing nor any other Exculpated Person shall have any personal liability under this Guaranty or be personally liable for the performance of the obligations of or in respect of any claims against any such Exculpated Person arising under this Guaranty, except to the extent any such Person has explicitly assumed such liability in a written instrument executed by such Person or such Person is the Guarantor named in this Guaranty. The provisions of Section 8.19 of the Loan Agreement relating to limitations on liability and exculpation are hereby incorporated into this Guaranty by this reference to the same extent and with the same force as if fully set forth herein.
6.20    Impairment of Subrogation Rights; Waivers of Rights Under the Anti-Deficiency Rules.
(a)    Without limiting any of the other waivers and provisions set forth in this Guaranty, with respect to the foregoing provisions contained in this Guaranty, the provisions of this Section 6.20 shall apply with respect to any action or proceeding in the State of California. To the extent not prohibited by applicable law, Guarantor hereby irrevocably and unconditionally waives all rights and defenses that Guarantor may have because the Indebtedness is secured in whole or in part by real property, including any rights or defenses that Guarantor may have or be entitled to assert based on or arising out of any one or more of California Code of Civil Procedure Sections 580a, 580b, 580d or 726 or California Civil Code Section 2848. This means, among other things that:
(b)    Guarantor hereby agrees that during the continuation of an Event of Default, Lender may elect to foreclose either judicially or nonjudicially against any real or personal property collateral or security it holds for all or any part of the Indebtedness or the Guaranteed Obligations, or accept an assignment of any such collateral or security in-lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other

19

Exhibit 10.2
accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower, Guarantor or any collateral or security. No such action by Lender will release or limit the liability of Guarantor to Lender, who shall remain liable under this Guaranty after any such action, even if the effect of any such action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other Person for any sums paid to Lender or of its rights of subrogation, contribution or indemnity against Borrower or any other Person.
(c)    Without limiting the foregoing, to the extent not prohibited by applicable law, Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender, even though such an election of remedies, such as nonjudicial foreclosure with respect to security for any of the Guaranteed Obligations, has impaired or destroyed any right or ability that Guarantor may have to seek reimbursement, contribution, or indemnification for any amounts paid by Guarantor under this Guaranty, by the operation of Section 580d of the California Code of Civil Procedure. Guarantor further understands and acknowledges that in the absence of this waiver such potential impairment or destruction of Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on California Code of Civil Procedure Section 580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 64 (1968), on the grounds, among others, that Lender should be estopped from pursuing Guarantor because Lender’s election to foreclose may have impaired or destroyed such subrogation, reimbursement, contribution, or indemnification rights of Guarantor. By execution of this Guaranty, Guarantor hereby intentionally, freely, irrevocably, and unconditionally waives and relinquishes any such defense and agrees that (i) subject to Section 6.18, Guarantor will be liable under this Guaranty even though Lender has foreclosed judicially or nonjudicially against any real or personal property collateral or security for Borrower’s obligations, (ii) Guarantor will not assert any such defense in any action or proceeding that Lender may begin to enforce this Guaranty (except compulsory counterclaims and the defense that the Loan has been paid in full and any Permitted Defenses) and (iii) Guarantor shall in no event be deemed to have any right, title, interest or claim under any circumstance in or to any real or personal property held by Lender or any third party following any foreclosure or assignment-in-lieu thereof of any such collateral or security.
(d)    To the extent not prohibited by applicable law, Guarantor hereby intentionally, freely, irrevocably and unconditionally waives and relinquishes all rights that may be available to Guarantor under any provision of California law or under any California judicial decision, including Sections 580a and 726(b) of the California Code of Civil Procedure, to limit the amount of any deficiency judgment or other judgment that may be obtained against Guarantor under this Guaranty to not more than the amount by which the unpaid Guaranteed Obligations, plus all other Indebtedness due from Borrower under the Loan Documents, exceeds the fair market value or fair value of any real or personal property securing such obligations and any other Indebtedness due from Borrower under the Loan Documents, including all rights to an appraisement of, judicial or other hearing on, or other determination of the value of such property permitted thereby. Guarantor understands and agrees that, as a result of the waiver of the foregoing rights, privileges, benefits and defenses, and without limiting the effect of the foregoing waiver, (i) Lender may have the ability to pursue Guarantor or any other guarantor for a judgment on the Guaranteed Obligations without having first foreclosed on the real or personal

20

Exhibit 10.2
property collateral or security for all or any part of the Indebtedness or the Guaranteed Obligations, (ii) subject to Section 6.18, Lender may have the ability to sue Guarantor or any other guarantor for a deficiency judgment on the Indebtedness (to the extent of the Guaranteed Obligations) or the Guaranteed Obligations after a non-judicial foreclosure sale or, regardless of any election of remedies by Lender, if the Guaranteed Obligations or any of the other Indebtedness of Borrower to Lender under the Loan Documents is considered to have been provided by a vendor to a buyer and to evidence part of the purchase price for the real or personal property collateral or security and (iii) Lender may be entitled to recover from Guarantor an amount that, when combined with the value of any real or personal property foreclosed upon by Lender (or the proceeds of the sale of which have been received by Lender) and any sums collected by Lender from Borrower or other Person, might exceed the amount of the Guaranteed Obligations plus all other Indebtedness due from Borrower under the Loan Documents.
(e)    Notwithstanding the foregoing, nothing contained in this Section shall in any way be deemed to imply that California law or any other state’s law other than New York shall govern this Guaranty or any of the Loan Documents in any respect, except as may be expressly set forth therein, including with respect to the exercise of Lender’s remedies under the Loan Documents. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall only apply with respect to any individual Properties (and the applicable individual Borrowers) that are located in the State of California.
6.21    Substitute Guarantor and Release of Guarantor.
(a)    Guarantor shall have the right without the consent of Lender to cause (i) at any time one or more Replacement Guarantors to execute and deliver a replacement guaranty substantially in the form and substance of this Guaranty or otherwise in form reasonably acceptable to Lender (a “Substitute Guaranty”) in accordance with the terms and conditions of this Section 6.21 and the Loan Agreement. Additionally, upon delivery of any Substitute Guaranty and satisfaction of the Substitute Guarantor Delivery Requirements, Lender shall release Guarantor from its obligations under this Guaranty for acts and omissions first occurring after the execution and delivery by such Replacement Guarantor of such Substitute Guaranty and without waiving any liability accruing prior to the date of such execution and delivery by such Replacement Guarantor of such Substitute Guaranty in accordance with the terms of the Loan Agreement; provided, that, such Replacement Guarantor shall deliver to Lender its organizational documents, resolutions authorizing such Replacement Guarantor to enter into such Substitute Guaranty, an enforceability and due execution opinion covering the enforceability and due execution of the Substitute Guaranty in the same form and substance as the enforceability and due execution opinion delivered to Lender on the Closing Date and any other documents reasonably requested by Lender (or in such other form as reasonably approved by Lender) (collectively, the “Substitute Guarantor Delivery Requirements”).
(b)    In connection with the delivery of any Substitute Guaranty by a Replacement Guarantor, the applicable Replacement Guarantor shall deliver an Officer’s Certificate in connection with the execution of the Substitute Guaranty (i) attaching Replacement

21

Exhibit 10.2
Guarantor’s unaudited financial statements demonstrating the Net Worth of the applicable Replacement Guarantor to Lender’s reasonable satisfaction and (ii) certifying that it is not subject to a Bankruptcy Action or a material governmental or regulatory investigation which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or a civil proceeding in which such Person has been found liable in a final non-appealable judgment to have attempted to hinder, delay or defraud creditors, in each case for the past seven (7) years.

[No Further Text on this Page; Signature Page Follows]

22

        Exhibit 10.2
Executed and delivered as of the date first hereinabove set forth.

GUARANTOR: HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership
By: HUDSON PACIFIC PROPERTIES, INC, a Maryland corporation, its General Partner

By:	/s/ Mark Lammas
Name:	Mark Lammas
Title:	President